Exhibit 4.1

RIGHTS AGREEMENT

INNOVATIVE SOLUTIONS AND SUPPORT, Inc.

and

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.,

as Rights Agent

Dated as of September 12, 2022

Table of Contents

i

Section 30.	Determinations and Actions by the Board of Directors	46

Section 31.	Severability	46

Section 32.	Governing Law; Forum Selection; Waiver of Jury Trial	46

Section 33.	Counterparts	47

Section 34.	Descriptive Headings; Interpretation	47

Section 35.	Force Majeure	47

EXHIBITS

Exhibit A – Form of Statement of Terms

Exhibit B – Form of Right Certificate

Exhibit C – Form of Summary of Rights

ii

RIGHTS AGREEMENT

Rights Agreement, dated as of September 12, 2022 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”) between Innovative Solutions and Support, Inc., a Pennsylvania corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc. (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, by vote of the Board of Directors, on September 11, 2022 (the “Rights Declaration Date”), the Board of Directors authorized and declared a dividend distribution of one right (a “Right”) for each share of Common Stock (as defined below) outstanding as of the Close of Business (as defined below) on September 27, 2022 (the “Record Date”), other than shares of such Common Stock held in the Company’s treasury on such date, and has authorized the issuance of one Right, in respect of each share of Common Stock issued between the Record Date (whether originally issued or issued from the Company’s treasury) and the Distribution Date (as defined below), each Right representing the right to purchase one one-thousandth (subject to adjustment) of a share of Series B Preferred Stock (as defined below), having the rights, powers and preferences set forth in the form of Certificate Designations attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Company desires to appoint the Rights Agent to act as provided herein, and the Rights Agent is willing to so act.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Rights Agent hereby agree as follows:

Section 1.            Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:

(a)            “Acquiring Person” means any Person (as defined below) (other than an Exempt Person) who or which, alone or together with all Affiliates and Associates of such Person, on or after the date of this Rights Agreement shall be the Beneficial Owner (as defined below) of 15% or more of the shares of Common Stock then outstanding, but shall not include:

(i)             the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement; or

(ii)            any Person who or which (A) the Board of Directors determines has become a Person who would otherwise be an Acquiring Person inadvertently, without a plan or intention to acquire, change or influence control of the Company (including (1) because such Person was unaware it beneficially owned 15% of the Common Stock outstanding or (2) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of becoming such a Beneficial Owner under this Rights Agreement), or (B) has reported or is required to report Beneficial Ownership of 15% or more of the Common Stock (but less than 20%) on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Stock) (such Person, a “Schedule 13 Investor”); provided, that, in each case, such Person, individually or together with the Affiliates and Associates of such Person, promptly (in the judgment of the Board of Directors) divests or promptly (in the judgment of the Board of Directors) enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly (in the judgment of the Board of Directors) divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company or, in the case solely of Derivative Common Stock, such Person shall (x) terminate the subject derivative transaction or transactions or otherwise dispose of the subject derivative security or securities and (y) establish to the satisfaction of the Board of Directors that such Derivative Common Stock is no longer beneficially owned with any intention of obtaining, changing or influencing the control of the Company, so that such Person would not otherwise be an “Acquiring Person.” If any Person may avoid being an “Acquiring Person” by divesting securities or Derivative Common Stock of the Company as described in the preceding sentence, then such Person shall not be considered to have become an “Acquiring Person” until the date that the Board of Directors determines that such divestiture has not occurred as promptly as practicable; provided that any such determinations or judgments by the Board of Directors shall be made in its sole discretion and shall be final and binding.

Notwithstanding the foregoing, or anything else contained in this Rights Agreement, no Person shall become an “Acquiring Person” as the result of:

(i)             being the Beneficial Owner (such Person, an “Excepted Person”) of that number of shares of Common Stock which such Excepted Person beneficially owns prior to the first public announcement of the adoption of this Rights Agreement or into which any such shares or securities may be converted; provided, however, that if any Excepted Person shall, after the date hereof, become the Beneficial Owner of any additional shares of Common Stock representing at least one percent (1%) or more of the outstanding Common Stock (not including any stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally, in each case not caused, directly or indirectly, by such Person), that Excepted Person shall be deemed to be an Acquiring Person and all shares of Common Stock shall be counted for purposes of determining whether the Excepted Person is an Acquiring Person; provided, further, that such Excepted Person shall cease to be an Excepted Person immediately at such time as such Person ceases to be the Beneficial Owner of more than 15% (or 20%, in the case of a Schedule 13 Investor who is not deemed to be an Acquiring Person by operation of the provisions of Section 1(a)(ii)) of the Common Stock then outstanding; or

(ii)            an acquisition of the Common Stock by the Company which, by reducing the amount of Common Stock outstanding, increases the Beneficial Ownership of Common Stock by such Person to 15% or more of the outstanding Common Stock; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock by reason of purchases by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an Acquiring Person.

(b)            “Action of the Board of Directors” means the approval by action of the Board of Directors.

(c)            “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as defined below).

(d)            “Authorized Officer” shall have the meaning set forth in Section 20(b) hereof.

(e)            A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:

(i)             which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly as determined pursuant to Rule 13d-3 and 13d-5 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof;

(ii)            which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has (A) the right or the obligation to acquire (whether such right is exercisable immediately or only after the passage of time or occurrence of conditions, and whether or not within the control of such Person) pursuant to any plan, agreement, arrangement or understanding (written or oral, but in each case, other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to beneficially own, or to have Beneficial Ownership of, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment or exchange thereunder or cease to be subject to withdrawal by the tendering security holder, or (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; or (B) the right to vote pursuant to any agreement, arrangement or understanding (written or oral, but in each case, other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to beneficially own, or to have Beneficial Ownership of, any security under this clause (B) if the agreement, arrangement or understanding (written or oral) to vote such security (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made generally to all holders of Common Stock pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) the Beneficial Ownership of such security is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)           which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (written or oral, but in each case, other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (B) of subparagraph (ii) of this paragraph (e)) or disposing of any securities of the Company, or with which such Person is Acting in Concert; or

(iv)           which are the subject of, or the reference securities for, or that underlie, any Derivative Interest of such Person or any of such Person’s Affiliates or Associates, with the number of shares of Common Stock deemed beneficially owned being (1) the number of shares of Common Stock that are synthetically owned as a result of such Derivative Interest, and (2) the notional or other number of shares of Common Stock specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of shares of Common Stock is specified in such documentation, as determined by the Board of Directors in its sole discretion to be the number of shares of Common Stock to which the Derivative Interest relates.

For purposes of this definition of Beneficial Ownership, a Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with such other Person in, or towards a common goal relating to, changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, in parallel with such other Person where at least one additional factor supports a determination by the Board of Directors that such Person intended to act in concert or in parallel with the other Person, which such additional factor may include, without limitation, exchanging information, attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel. A Person who or which is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person.

Notwithstanding the foregoing, nothing contained in this definition shall cause a Person to be deemed the “Beneficial Owner” of, or to “beneficially own,” or to have “Beneficial Ownership” of, any securities (A) if the Person is ordinarily engaged in the business as an underwriter of securities and has acquired such securities in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company until the expiration of forty (40) calendar days after the date of such acquisition, (B) if such Person is a “clearing agency” (as defined in Section 3(a)(23) of the Exchange Act) and has acquired such securities solely as a result of such status or (C) solely by virtue of any actions taken by such Person as an officer or director of the Company in such capacity.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, (1) the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder, and (2) for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute or be considered together as a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company.

(f)             “Board of Directors” means the board of directors of the Company as constituted from time to time.

(g)            “Board Evaluation Period” shall have the meaning set forth in Section 23(b) hereof.

(h)            “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York, or the State in which the principal office of the Rights Agent is located, are authorized or obligated by law or executive order to close.

(i)             “Close of Business” on any given date means 5:00 p.m., New York, New York time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York, New York time, on the next succeeding Business Day.

(j)             “Common Stock” when used with reference to the Company shall mean the common stock, par value $0.001 per share, of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock (or, in the case of an unincorporated entity, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(k)            “common stock equivalent” shall have the meaning set forth in Section 11(c) hereof.

(l)             “Derivative Common Stock” shall mean Common Stock that is deemed beneficially owned by an Acquiring Person solely as a result of the application of clause (iv) of the definition of “Beneficial Owner” and “Beneficial Ownership” set forth herein.

(m)            “Derivative Interest” shall mean any derivative securities (as defined in Rule 16a-1 of the General Rules and Regulations under the Exchange Act) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or with a value derived in whole or in part from the value (or change in value) of, any class or series of shares of the Company, including, but not limited to, a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security to any Person or any of such Person’s Affiliates or Associates, (y) such interest is required to be, or is capable of being, settled through delivery of securities of the Company or through the delivery of cash or other property, or otherwise or (z) any other transactions exist to hedge the economic effect of such interest; provided that, for the purposes of the definition of Derivative Interest, the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination. A Derivative Interest shall not include any interest, right, option or security set forth in Rule 16a-1(c)(1)-(5) or (7) of the General Rules and Regulations under the Exchange Act.

(n)            “Distribution Date” shall have the meaning set forth in Section 3 hereof.

(o)            “equivalent preferred stock” shall have the meaning set forth in Section 11(d) hereof.

(p)            “Excepted Person” shall have the meaning set forth in Section 1(a) hereof.

(q)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)             “Exchange Ratio” shall have the meaning set forth in Section 24 hereof.

(s)            “Exempt Person” shall mean any Person determined by the Board of Directors to be exempt from this Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors; provided, that such determination is made, and no Person shall qualify as an Exempt Person unless such determination is made, prior to such time as any Person becomes an Acquiring Person; provided, further, that any Person will cease to be an Exempt Person by the Board of Directors making a contrary determination with respect to such Person regardless of the reason therefor.

(t)             “Exemption Date” shall have the meaning set forth in Section 23(b) hereof.

(u)            “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(v)            “Final Expiration Date” means the Close of Business on September 12, 2023.

(w)            “Nasdaq” means The Nasdaq Stock Market LLC.

(x)            “Number of Adjustment Shares” shall have the meaning set forth in Section 11(b) hereof.

(y)            “Outside Meeting Date” shall have the meaning set forth in Section 23(b) hereof.

(z)            “Person” means any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

(aa)          “Preferred Stock” means the Series B Preferred Stock.

(bb)          “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(cc)          “Prior Written Approval of the Company” means prior express written consent of the Company to the actions in question, executed on behalf of the Company by a duly authorized officer of the Company following express Action of the Board of Directors.

(dd)          “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(ee)          “Qualifying Offer” shall mean an offer to satisfy each of the following requirements to the extent applicable to the type of offer specified:

(i)             a fully financed, all cash tender offer for all of the outstanding Common Stock, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case (whether such shares are outstanding at the commencement of the offer or become outstanding thereafter upon the exercise or conversion of options or other securities that are outstanding at the commencement of the offer) at the same per share consideration;

(ii)            such offer has been commenced within the meaning of Rule 14d-2(a) of the Exchange Act;

(iii)           an offer that is subject to only to customary terms and conditions, which conditions may include a condition based upon the occurrence of a material adverse event, but which shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents or any Person being permitted any due diligence with respect to the books, records, management, accountants or other outside advisors of the Company;

(iv)           an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least ninety (90) calendar days and, if a Special Meeting is duly requested in accordance with Section 23(b), for at least 10 Business Days after the date of the Special Meeting or, if no Special Meeting is held within sixty (60) calendar days following such initial ninety (90) calendar day period in accordance with Section 23(b), for at least 10 Business Days following such sixty (60) calendar days;

(v)            an offer pursuant to which the Company has received an irrevocable written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second-step transaction whereby all Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

(vi)           an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering holders of Common Stock (other than extensions of the offer consistent with the terms thereof);

(vii)          an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Common Stock not held by the Person making such offer (and/or such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(viii)         if the offer includes shares of common stock of the offeror, an offer pursuant to which the offeror shall permit representatives of the Company (including a nationally recognized investment banking firm retained by the Board of Directors and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants, financial advisors, counsel and any other appropriate outside advisers for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board of Directors to evaluate the offer and make an informed decision and, if requested by the Board of Directors, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board of Directors with respect to whether the consideration being offered to the stockholders of the Company is fair from a financial point of view;

(ix)            an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) under the Exchange Act, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(x)            if the offer includes non-cash consideration (A) the non-cash portion of the consideration offered must consist solely of common stock of a Person that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or the Nasdaq Global Select Market or Nasdaq Global Market (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if such approval is required, such approval has already been obtained, (D) such issuer of such common stock has no other class of voting stock or other voting securities, and (E) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.

For the purposes of this definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (1) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, which conditions shall not include any requirements with respect to such financial institutions or any other Person being permitted any due diligence with respect to the books, records, management, accountants and other outside advisors of the Company, (2) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors to maintain such availability until the offer is consummated or withdrawn or (3) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer and is reasonably satisfactory to the Board of Directors. If an offer becomes a Qualifying Offer in accordance with this definition, but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(b) shall no longer be applicable to such offer, provided that the actual redemption of the Rights pursuant to Section 23(b) shall not have already occurred.

(ff)            “Qualifying Offer Resolution” shall have the meaning set forth in Section 23(b) hereof.

(gg)         “Record Date” shall have the meaning set forth in the Recitals of this Rights Agreement.

(hh)          “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(ii)            “Right” shall have the meaning set forth in the Recitals of this Rights Agreement.

(jj)            “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(kk)          “Rights Agent” shall have the meaning set forth in the Preamble of this Rights Agreement.

(ll)            “Rights Declaration Date” shall have the meaning set forth in the Recitals of this Rights Agreement.

(mm)        “Schedule 13 Investor” shall have the meaning set forth in Section 1(a)(ii) hereof.

(nn)         “Section 11(b) Event” shall have the meaning set forth in Section 11(b) hereof.

(oo)          “Section 13 Event” means an event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(pp)          “Securities Act” means the Securities Act of 1933, as amended.

(qq)          “Security” shall have the meaning set forth in Section 11(f) hereof.

(rr)            “Series B Preferred Stock” means the Series B Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the rights and preferences set forth in the Statement of Terms of Series B Junior Participating Preferred Stock attached to this Rights Agreement as Exhibit A (as it may be amended from time to time) and, to the extent that there are not a sufficient number of shares of Series B Junior Participating Preferred Stock authorized to permit the exercise in full of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series B Junior Participating Preferred Stock.

(ss)          “Special Meeting” shall have the meaning set forth in Section 23(b) hereof.

(tt)            “Special Meeting Notice” shall have the meaning set forth in Section 23(b) hereof.

(uu)          “Special Meeting Period” shall have the meaning set forth in Section 23(b) hereof.

(vv)          “Stock Acquisition Date” means the earlier of (i) the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or (ii) the date on which the Company first has notice, direct or indirect, or otherwise determines that a Person has become an Acquiring Person; provided, however, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Stock Acquisition Date shall be deemed to have occurred.

(ww)        “Subsidiary” of any Person means any other Person of which voting securities or other ownership interests, in the absence of contingencies, having voting power to elect a majority of the board of directors (or other persons performing similar functions) of such other Person are at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries.

(xx)           “Trading Day” shall have the meaning set forth in Section 11(f)(i) hereof.

(yy)          “Trading Regulation” means any rule or regulation of any national securities exchange or quotation system on which the Common Stock or the Rights may from time to time be listed or traded.

(zz)           “Triggering Event” means a Section 11(b) Event or a Section 13 Event.

(aaa)        “Trust” shall have the meaning set forth in Section 24(f) hereof.

(bbb)       “Trust Agreement” shall have the meaning set forth in Section 24(f) hereof.

Section 2.            Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable upon ten (10) calendar days’ prior written notice to the Rights Agent, setting forth the respective duties of the Rights Agent and any co-rights agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3.            Issuance of Right Certificates. (a)  Until the earlier of (i) the Close of Business on the tenth (10th) Business Day after the Stock Acquisition Date (or, in the event the Board of Directors determines on or before such tenth (10th) day to effect an exchange in accordance with Section 24 hereof and determines in accordance with Section 24(g) hereof that a later date is advisable, such later date that is not more than twenty (20) calendar days after the Stock Acquisition Date) or (ii) the Close of Business on the tenth (10th) Business Day (or such later date as may be determined by Action of the Board of Directors but in no event later than the tenth (10th) Business Day after such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement or any Excepted Person) is first published or sent or given within the meaning of Rule 14d 2(a) of the General Rules and Regulations under the Exchange Act, without the Prior Written Approval of the Company, which tender or exchange offer would result in any such Person becoming an Acquiring Person (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights) (the earlier of the dates referred to in clauses (i) and (ii), the “Distribution Date;” provided, that if the foregoing results in the Distribution Date being prior to the Record Date, then the Distribution Date shall be the Record Date), without giving effect to any restrictions set forth in the Company’s Amended and Restated Articles of Incorporation, (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) or, for Common Stock held in book-entry accounts, through the direct registration service of the Company’s transfer agent by such book-entry accounts (together with a direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine with respect to such shares), and not by separate Right Certificates, as more fully set forth below, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock, as more fully set forth below. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Company shall prepare and execute (either by manual or facsimile or electronic signature), and the Rights Agent shall countersign (either by manual or facsimile or electronic signature) and the Company shall send or cause to be sent (or the Rights Agent shall, if requested to do so by the Company and provided with all necessary information and documentation, in form and substance reasonably satisfactory to the Rights Agent, at the expense of the Company, send) (i) by first class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the shares of Common Stock (and if the Rights Agent is not the transfer agent or registrar for the Common Stock, the Company shall, as promptly as practicable, provide such information to the Rights agent in a form reasonably satisfactory to the Rights Agent), a right certificate, in substantially the form of Exhibit B hereto (the “Right Certificate”), evidencing one Right for each share of Common Stock so held subject to adjustment as provided herein or (ii) credit the book-entry account of such holder with such Rights and send a direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine with respect to such Rights to such holder. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates or such book-entry credits. In the event the Company elects to distribute any Rights by crediting book-entry accounts, the provisions of this Rights Agreement that reference Right Certificates shall be interpreted to reflect that the Rights are credits to the book-entry accounts, that separate Rights Certificates are not issued with respect to some or all of the Rights, and that any legend required on a Rights Certificate may be placed on the direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine with respect to such Rights. The absence of specific language regarding book-entry accounts and credits in any provision of this Rights Agreement shall not be interpreted to mean that the foregoing sentence is not applicable as appropriate to such provision. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing within two (2) Business Days. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b)            At any time following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Shares of Series B Preferred Stock, in substantially the form of Exhibit C hereto (the “Summary of Rights”), to each record holder of Common Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company or transfer agent or registrar for Common Stock. With respect to shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights associated with such shares will be evidenced by the share certificate or book entries for such shares of Common Stock registered in the names of the holders thereof together with the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any shares of Common Stock outstanding on the Record Date in respect of which Rights have been issued, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

(c)            Certificates for the Common Stock issued after the Record Date but prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights shall be deemed also to be certificates for Rights and shall have impressed, printed or written on, or otherwise affixed to them a legend or statement in substantially the following form:

“This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between Innovative Solutions and Support, Inc. (the “Company”) and Broadridge Corporate Issuer Solutions, Inc. (and any successor rights agent), as Rights Agent, dated as of September 12, 2022, as the same may be amended, supplemented or otherwise modified from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.”

Each book-entry account for such Common Stock that shall so become outstanding or shall be transferred or exchanged after the Record Date but prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights shall also be deemed to include the associated Rights, and the direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine with respect to such shall bear a legend in substantially the following form:

“Each security covered by this advice/ownership statement also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Innovative Solutions and Support, Inc. (the “Company”) and Broadridge Corporate Issuer Solutions, Inc. (and any successor rights agent), as Rights Agent, dated as of September 12, 2022, as the same may be amended, supplemented or otherwise modified from time to time (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may expire or may be redeemed, exchanged or be evidenced by separate certificates and no longer be evidenced by this direct registration transaction advice/ownership statement. The Company will mail to the holder hereof a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.”

With respect to such certificates or direct registration transaction advices containing the foregoing legend, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights associated with the Common Stock represented by such certificates or held in such book-entry accounts shall be evidenced by such certificates or held in such book-entry accounts (together with the direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine with respect to such shares) alone, and the surrender for transfer of any of such certificates, whether by transfer of physical certificates or book-entry transfer, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates or direct registration transaction advices.

In the event that the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding.

Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

Section 4.            Form of Right Certificates (a)  The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (which shall not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent hereunder) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of Nasdaq or of any other stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Series B Preferred Stock as shall be set forth therein at the Purchase Price (as determined pursuant to Section 7 hereof), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)            Any Right Certificate issued pursuant hereto that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing plan, agreement, arrangement or understanding regarding either the transferred Rights, Common Stock or (B) a transfer that has been determined by Action of the Board of Directors to be part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 hereof, Section 11 hereof or Section 22 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) a legend in substantially the following form:

“The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. Accordingly, this Right Certificate and the Rights represented hereby are void in the circumstances specified in Section 7(e) of the Rights Agreement.”

The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

Section 5.            Countersignature and Registration. (a)  The Right Certificates shall be executed on behalf of the Company by the Chief Executive Officer, the Chief Financial Officer, the President or any Senior Vice President of the Company, either manually or by facsimile or electronic signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile or electronic signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile or electronic signature, and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer. In case any authorized signatory of the Rights Agent who has countersigned any Right Certificate ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Company, such Right Certificate, nevertheless, may be issued and delivered by the Company with the same force and effect as though the Person who countersigned such Right Certificate had not ceased to be an authorized signatory of the Rights Agent; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, is properly authorized to countersign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not so authorized.

(b)            Following the Distribution Date, upon receipt by the Rights Agent of notice to that effect and all other relevant information and documents referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.            Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights. (a)  Subject to the provisions of this Rights Agreement, at any time after the Close of Business on the Distribution Date, and prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Series B Preferred Stock (or, following such time, other securities, cash or assets as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment, duly executed and properly completed, the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder has duly executed and properly completed the certificate contained in the form of assignment on the reverse side of such Right Certificate and has provided such additional evidence, as the Company or the Rights Agent may reasonably request, of the identity of the Beneficial Owner (or former Beneficial Owner), any Affiliates or Associates of such Beneficial Owner, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company. Pursuant to Section 9(e) hereof, the Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Rights Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made, and the Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice. Thereupon the Rights Agent, subject to the provisions of this Rights Agreement, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.

(b)            Subject to the provisions of this Rights Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall execute (either by manual or facsimile or electronic signature) and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated. Without limiting the foregoing, the Company or the Rights Agent may require the owner of any lost, stolen or destroyed Right Certificate, or his, her or its legal representative, to give the Company and the Rights Agent a bond sufficient to indemnify the Company and the Rights Agent against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Right Certificate or the issuance of any such new Right Certificate.

(c)            Notwithstanding anything in this Rights Agreement to the contrary, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates, to the extent permitted by applicable law.

Section 7.            Exercise of Rights, Purchase Price; Expiration Date of Rights. (a)  Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed and properly completed (with such signature duly guaranteed), to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a share of Series B Preferred Stock (or other securities, cash or assets, as the case may be) as to which the Rights are exercised and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof. Except for those provisions herein that expressly survive the termination of this Rights Agreement, this Rights Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b)            The purchase price (the “Purchase Price”) shall be initially $41.57 for each one one-thousandth of a share of Series B Preferred Stock purchasable upon the exercise of a Right. The Purchase Price and the number of one one-thousandths of a share of Series B Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

(c)            Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed and properly completed and accompanied by payment of the aggregate Purchase Price for the number of shares of Series B Preferred Stock to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Series B Preferred Stock or make available if the Rights Agent is the transfer agent for the Series B Preferred Stock certificates for the number of shares of Series B Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company elects to deposit the total number of shares of Series B Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent and provides notice of such election to the Rights Agent, requisition from the depositary agent appointed by the Company depositary receipts representing interests in such number of one one-thousandths of a share of Series B Preferred Stock as are to be purchased, in which case certificates for the Series B Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent (and the Company hereby irrevocably authorizes and directs the depositary agent to comply with such request), (ii) when necessary to comply with this Rights Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Rights Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d)            Except as otherwise provided herein, in case the registered holder of any Right Certificate shall properly exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)            Notwithstanding anything in this Rights Agreement to the contrary, upon the first occurrence of a Triggering Event, any Rights that are or were at any time on or after the earlier of the Stock Acquisition Date or the Distribution Date Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing plan, agreement, arrangement or understanding (whether written or oral) regarding the transferred Rights, shares of Common Stock or (B) a transfer that has been determined by Action of the Board of Directors to be part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Rights Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(f)             Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or any other securities upon the occurrence of any purported transfer or exercise of such Rights or any other securities pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) duly executed and properly completed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company or the Rights Agent shall reasonably request and (iii) tendered the Purchase Price (and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9) to the Company in the manner required by this Agreement.

Section 8.            Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.            Availability of Shares of Series B Preferred Stock. (a)  Subject to the Company’s rights under Section 11(c) hereof, the Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Series B Preferred Stock or any shares of Series B Preferred Stock held in its treasury, the number of shares of Series B Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Triggering Event, shall so reserve and keep available a sufficient number of shares of Series B Preferred Stock, Common Stock and/or other securities which may be required to permit the exercise in full of the Rights pursuant to this Rights Agreement.

(b)            So long as the shares of Series B Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) issuable and deliverable upon the exercise of Rights may be listed or admitted to trading on Nasdaq or listed on any other national securities exchange or quotation system, the Company shall use commercially reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on Nasdaq or listed on any other exchange or quotation system upon official notice of issuance upon such exercise.

(c)            The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Series B Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(d)            If the Company determines that registration under the Securities Act is required, then the Company shall use commercially reasonable efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(b) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(b) hereof and Section 11(c) hereof, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (1) the Expiration Date or (2) the date as of which the Rights are no longer exercisable for such securities. The Company will also take such action as may be appropriate under the “blue sky laws” of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(d), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. In addition, if the Company determines that a registration statement should be filed under the Securities Act or any securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. Notwithstanding anything in this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or be obtainable or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

(e)            The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Series B Preferred Stock (or shares of Common Stock or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates, creation of book-entry accounts, or depositary receipts for the Series B Preferred Stock (or shares of Common Stock or other securities) in a name other than, that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates, book-entry accounts or depositary receipts for Series B Preferred Stock (or shares of Common Stock or other securities) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s reasonable satisfaction that no such tax or charge is due.

Section 10.          Series B Preferred Stock Record Date. Each Person in whose name any certificate or book-entry accounts for Series B Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Series B Preferred Stock represented thereby on, and such certificate or book-entry account shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series B Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate or book-entry account shall be dated, the next succeeding Business Day on which such transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Series B Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.          Adjustment of Purchase Price, Number of Shares and Number of Rights. The Purchase Price, the number of shares of Series B Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)            In the event the Company shall at any time after the date of this Rights Agreement (A) declare and pay a dividend on the Series B Preferred Stock payable in shares of Series B Preferred Stock, (B) subdivide the outstanding shares of Series B Preferred Stock, (C) combine the outstanding shares of Series B Preferred Stock into a smaller number of shares of Series B Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Series B Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time (except as provided in this Rights Agreement) shall thereafter be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Series B Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(b)            In the event any Person becomes an Acquiring Person (“Section 11(b) Event”), then proper provision shall be made so that each holder of a Right, subject to Section 7(e) hereof and Section 24 hereof and except as provided below, shall after the later of the occurrence of such event and the effective date of an appropriate registration statement pursuant to Section 9 hereof, have a right to receive, upon exercise thereof, at an exercise price per Right equal to the product of the then current Purchase Price, multiplied by the then number of one one-thousandths of a share of Series B Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Rights Agreement, in lieu of shares of Series B Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (y) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Series B Preferred Stock for which a Right is then exercisable and dividing that product by (z) fifty percent (50%) of the current market price per one share of Common Stock (determined pursuant to Section 11(f) hereof on the date of the occurrence of the Section 11(b) Event) (such number of shares being referred to as the “Number of Adjustment Shares”).

(c)            In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing Section 11(b), and the Rights become so exercisable, notwithstanding any other provision of this Rights Agreement, to the extent necessary and permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price, multiplied by the then number of one one-thousandths of a share of Series B Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Rights Agreement, a number of shares, or units of shares, of (y) (to the extent available) Common Stock and then, (z) (to the extent available) other equity securities of the Company, including, but not limited to Series B Preferred Stock, equal in the aggregate to the Number of Adjustment Shares where the Board of Directors by Action of the Board of Directors shall have in good faith deemed such shares or units of shares to have at least the same value and voting rights as the Common Stock (a “common stock equivalent”); provided, however, if there are unavailable sufficient shares (or units of shares) of Common Stock and/or common stock equivalents, then the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or common stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; provided, further, that if the Company is unable to cause sufficient shares of Common Stock and/or common stock equivalents to be available for issuance upon exercise in full of the Rights, then the Company, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date thereof to which it is a party, shall make provision to pay an amount in cash or other consideration (including, without limitation, debt securities or assets or a combination of any of the foregoing) equal to twice the Purchase Price (as adjusted pursuant to this Section 11), in lieu of issuing shares of Common Stock and/or common stock equivalents. To the extent that the Company determines that some action needs to be taken pursuant to this Section 11(c), the Board of Directors by Action of the Board of Directors may suspend the exercisability of the Rights for a period of up to ninety (90) calendar days following the date on which the Section 11(b) Event shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to this Section 11(c) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. The Board of Directors may, but shall not be required to, establish, by Action of the Board of Directors, procedures to allocate the right to receive Common Stock and common stock equivalents upon exercise of the Rights among holders of Rights, which such allocation may be, but is not required to be, pro rata.

(d)            If the Company shall fix a record date for the issuance of rights (other than any Rights hereunder) or warrants to all holders of Series B Preferred Stock entitling them (for a period expiring within ninety (90) calendar days after such record date) to subscribe for or purchase Series B Preferred Stock (or securities having the same or more favorable rights, privileges and preferences as the Series B Preferred Stock (“equivalent preferred stock”)) or securities convertible into Series B Preferred Stock or equivalent preferred stock, at a price per share of Series B Preferred Stock or per share of equivalent preferred stock or having a conversion or exercise price per share, as the case may be, less than the current market price per share of Series B Preferred Stock (as defined in Section 11(f) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Series B Preferred Stock outstanding on such record date plus the number of shares of Series B Preferred Stock which the aggregate offering price of the total number of shares of Series B Preferred Stock or equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Series B Preferred Stock outstanding on such record date plus the number of additional shares of Series B Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by Action of the Board of Directors, which determination shall be described in a statement filed with the Rights Agent. Shares of Series B Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(e)            If the Company shall fix a record date for the making of a distribution to all holders of Series B Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), assets (other than a dividend payable in Series B Preferred Stock, but including any dividend payable in stock other than Series B Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(d) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price for one share of Series B Preferred Stock (as determined pursuant to Section 11(f) hereof) on such record date less the fair market value (as determined in good faith by Action of the Board of Directors, which determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one share of Series B Preferred Stock, and the denominator of which shall be such current market price for one share of Series B Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(f)             (i)  For the purpose of any computation hereunder, the “current market price” of any security (a “Security” for purposes of this Section 11(f)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to, but not including such date; provided, however, that in the event that the current market price per share of such Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be appropriately adjusted by the Board of Directors to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or the New York Stock Exchange or, if the Security is not listed or admitted to trading on Nasdaq or the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over the counter market, or, if on any such date the Security is not quoted, and if such bid and asked prices are not available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by Action of the Board of Directors. If on any such date no market maker is making a market in the Security, the fair value of such Security on such date as determined in good faith by Action of the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or a Business Day. If the Security is not publicly held or not so listed or traded, “current market price” shall mean the fair value as determined in good faith by Action of the Board of Directors, which determination shall be described in a statement filed with the Rights Agent, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which shall have the duty to make such determination in a reasonable and objective manner, whose determination shall be described in a statement filed with the Rights Agent and conclusive for all purposes.

(ii)            For the purpose of any computation hereunder, the “current market price” per share (or one one-thousandth of a share) of Series B Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(f) (other than the last sentence thereof). If the current market price per share (or one one-thousandth of a share) of Series B Preferred Stock cannot be determined in the manner provided above or if the Series B Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(f), the “current market price” per share of Series B Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Rights Agreement) multiplied by the current market price per share of the Common Stock and the “current market price” per one one-thousandth of a share of Series B Preferred Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted). If neither the Common Stock nor the Series B Preferred Stock is publicly held or so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by Action of the Board of Directors, which determination shall be described in a statement filed with the Rights Agent or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which shall have the duty to make such determination in a reasonable and objective manner, whose determination shall be described in a statement filed with the Rights Agent.

(g)            Notwithstanding anything in this Rights Agreement to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments not required to be made by reason of this Section 11(g) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Series B Preferred Stock or share of Common Stock or other share or security as the case may be.

(h)            In the event that at any time, as a result of an adjustment made pursuant to Section 11(a) or (b) hereof, the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock of the Company other than shares of Series B Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Series B Preferred Stock contained in Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the shares of Series B Preferred Stock shall apply on like terms to any such other shares.

(i)             All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Series B Preferred Stock or other capital stock of the Company purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment of the Purchase Price.

(j)             Unless the Company shall have exercised its election as provided in Section 11(k) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(d) and (e) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Series B Preferred Stock (calculated to the nearest ten thousandth) obtained by (i) multiplying (A) the number of one one-thousandths of a share of Series B Preferred Stock covered by a Right immediately prior to the adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(k)            The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Series B Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Series B Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(k), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(l)             Irrespective of any adjustment or change in the Purchase Price or the number of shares of Series B Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(m)           Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock or other securities and below one one-thousandth of the then par value, if any, of the Series B Preferred Stock, issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Series B Preferred Stock, Common Stock or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.

(n)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Series B Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Series B Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(o)            Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its sole discretion the Board of Directors shall determine by Action of the Board of Directors to be advisable in order that any (i) consolidation or subdivision of the Series B Preferred Stock, (ii) issuance wholly for cash of any Series B Preferred Stock at less than the then current market price, (iii) issuance wholly for cash of Series B Preferred Stock or securities which by their terms are convertible into or exchangeable for Series B Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to the holders of its Series B Preferred Stock, shall not be taxable to such stockholders.

(p)            In the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (y) the number of one one-thousandths of a share of Series B Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Series B Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (z) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it.

The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

(q)            The Company covenants and agrees that it shall not, at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer, in one or more transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(r)             The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Sections 23 and 24 hereof, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights; provided, however, that the issuance of additional Rights pursuant hereto, including without limitation, by Action of the Board of Directors under Section 22 hereof, shall not be deemed to violate this Section 11(s).

Section 12.          Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes any Rights to become null and void) occurs, as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts and computations accounting for such adjustment or describing such event, (b) promptly file with the Rights Agent and with each transfer agent for the Series B Preferred Stock and the Common Stock a copy of such certificate and (c) if a Distribution Date has occurred, include a brief summary thereof in a mailing to each holder of a Right Certificate in accordance with Section 26 hereof, or prior to the Distribution Date, disclose a brief summary in a filing under the Exchange Act; provided, however, that the failure to give, or any defect in, any such disclosure shall not affect the legality or validity of such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustments or statements therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or event unless and until it shall have received such certificate.

Section 13.          Consolidation, Merger or Sale or Transfer of Assets or Earnings Power.

(a)            In the event that, directly or indirectly, at any time after a Person has become an Acquiring Person, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall sell, or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than to the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right, subject to Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by the then number of one one-thousandth of a share of Series B Preferred Stock for which a Right is then exercisable (or if a Section 11(b) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(b) Event by the Purchase Price in effect immediately prior to such first occurrence) in accordance with the terms of this Rights Agreement, in lieu of Series B Preferred Stock, such number of shares of freely tradable Common Stock of the Principal Party, free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Series B Preferred Stock for which a Right is then exercisable (or if a Section 11(b) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(b) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by (B) fifty percent (50%) of the current market price per share of the Common Stock of such Principal Party (determined in the manner described in Section 11(f) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof, except for the provisions of Section 11(b) hereof, shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights

(b)            “Principal Party” shall mean:

(i)             in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person, including the Company, that is the other party to the merger or consolidation; and

(ii)            in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any case described in clause (i) or (ii) in this Section 13(b), (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12)-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person, “Principal Party” shall refer to such other Person, (y) in case such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of all of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value, and (z) in case such Person is, or is owned directly or indirectly by, a partnership or joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)            The Company shall not consummate any such consolidation, merger, sale or transfer unless (i) the Principal Party shall have a sufficient number of shares of its authorized Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, (ii) all rights of first refusal or preemptive rights in respect of the issuance of Common Stock of such Principal Party upon exercise of outstanding Rights have been waived, (iii) there are no rights, warrants, instruments or securities outstanding or any plan, agreement, arrangement or transaction which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (iv) such transaction shall not result in a default by such Principal Party under this Rights Agreement, and (v) prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13, and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i)             prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(ii)            use its reasonable best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the “blue sky laws” of such jurisdictions as may be necessary or appropriate; and

(iii)           deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(b) Event, the Rights which have not theretofore been exercised shall thereafter also become exercisable in the manner described in Section 13(a) hereof.

Section 14.          Fractional Rights and Fractional Shares.

(a)            The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may pay or cause to be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or Nasdaq or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over the counter market, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by Action of the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by Action of the Board of Directors, whose determination shall be used and conclusive for all purposes, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(b)            The Company shall not be required to issue fractions of shares of Series B Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Series B Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Series B Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Series B Preferred Stock). Fractions of shares of Series B Preferred Stock in integral multiples of one one-thousandth of a share of Series B Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the shares of Series B Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Series B Preferred Stock that are not integral multiples of one one-thousandth of a share of Series B Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandths of a share of Series B Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Series B Preferred Stock shall be one one-thousandth of the closing price of a share of Series B Preferred Stock (as determined pursuant to Section 11(f) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)            Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive common stock equivalents (other than Series B Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such common stock equivalents or other securities upon exercise of the Rights or to distribute certificates or create book-entry accounts which evidence fractional shares of such common stock equivalents or other securities. In lieu of fractional shares or units of such common stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such common stock equivalent or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(f) hereof for the Trading Day immediately prior to the date of such exercise and, if such common stock equivalent is not traded, each such common stock equivalent shall have the value of one one-thousandth of a share of Series B Preferred Stock.

(d)            Except as otherwise expressly provided in this Section 14, the holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional share upon exercise of Rights.

(e)            Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Rights Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15.          Rights of Action. All rights of action in respect of this Rights Agreement, except for rights of action given to the Rights Agent hereunder, including Section 18 or Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

Section 16.          Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)            prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

(b)            after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed and properly completed, along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request;

(c)            subject to Section 6 and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate or book-entry registration advice made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)            notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent, nor any of their respective directors, officers, employees or agents, shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, self-regulatory, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 17.          Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Series B Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.          Concerning the Rights Agent. (a)  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, claim or expense (including the reasonable documented fees and expenses of outside legal counsel and including reasonable fees and expenses arising from enforcing its rights hereunder), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Agreement, including the costs and expenses of defending against any claim of liability or enforcing its rights hereunder. The provisions of this Section 18 and of Section 20 below shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights agent. The Rights Agent shall not be deemed to have any knowledge of any event of which it was supposed to receive notice hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing.

(b)            The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Rights Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate or book-entry registration for Series B Preferred Stock, Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder but for which it has not received such notice, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

(c)            The provisions of this Section 18 and Section 20 below shall survive the termination of this Rights Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination and the expiration of the Rights. Notwithstanding anything in this Rights Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action unless such damage occurred as a result of the gross negligence, bad faith or willful misconduct on the part of the Rights Agent. Any liability of the Rights Agent under this Rights Agreement shall be limited to the amount of annual fees paid by the Company to the Rights Agent.

Section 19.          Merger or Consolidation or Change of Name of Rights Agent(a)            .

(a)            Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b)            In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

Section 20.          Duties of Rights Agent. The Rights Agent undertakes to perform the duties and obligations expressly imposed by this Rights Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)            The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability as to any action taken, suffered or omitted to be taken by it in the absence of bad faith, gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) and in accordance with such advice or opinion.

(b)            Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person or any other Person referred to in Section 7(e) hereof and the determination of current market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, the Chief Financial Officer, the President, any Senior Vice President, the Secretary, any Assistant Secretary of the Company or any such other officers as the Board of Directors may designate (each, an “Authorized Officer”) and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted to be taken by it, in the absence of bad faith, gross negligence or willful misconduct under the provisions of this Rights Agreement in reliance upon such certificate.

(c)            The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction). In no case, however, will the Rights Agent be liable for special, indirect, punitive, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits or reputational harm), even if the Rights Agent has been advised of the possibility of such losses or damages.

(d)            The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)            The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or be responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice to the Rights Agent of any such adjustment, upon which the Rights Agent may conclusively rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series B Preferred Stock or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Series B Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)             The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g)            The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Authorized Officers, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and such advice or instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it, in the absence of bad faith, gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in accordance with the advice or instructions of any such Authorized Officer or for any delay in acting while waiting for such advice or instructions. The Rights agent shall be fully authorized and protected in relying in good faith upon the most recent instructions received by it from any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Authorized Officer of the Company actually receives such application, unless any such Authorized Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken.

(h)            The Rights Agent and any stockholder, affiliate, director, officer, employee, agent or representative of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer, employee, agent or representative of the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)             The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(j)             No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)            If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1, clause 2 and/or, in the case of the certificate attached to the form of election to purchase, clause 3 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company

Section 21.          Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon at least sixty (60) calendar days’ prior written notice mailed to the Company and in the event that the Rights Agent or one of its affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or the Series B Preferred Stock by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties as Rights Agent under this Rights Agreement as of the effective date of such termination and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon at least sixty (60) calendar days’ prior written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or the Series B Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (A) a Person organized and doing business under the laws of the United States or any State thereof, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent has, or along with its Affiliates has, a combined capital and surplus or net assets, on a consolidated basis of at least $50 million or (B) an affiliate of a Person described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Rights Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or the Series B Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.          Issuance of New Right Certificates.

(a)            Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by Action of the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

(b)            In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the redemption, exchange or expiration of the Rights, the Company (i) shall with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, or upon the exercise, conversion or exchange of securities or other rights or options to acquire Common Stock hereinafter issued by the Company, and (ii) may, in any other case, if deemed necessary or appropriate by Action of the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (A) no such Right Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificates would be issued, and (B) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.          Redemption and Termination.

(a)            The Board of Directors may, at its option, at any time prior to the earlier of (i) such time as any Person becomes an Acquiring Person or (ii) the Close of Business on the Final Expiration Date, by Action of the Board of Directors, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis, in such form and with such conditions as the Board of Directors in its sole discretion may establish by Action of the Board of Directors.

(b)            If the Company receives a Qualifying Offer and the Board of Directors has not redeemed the outstanding Rights in accordance with Section 23(a) above or exempted such offer from the terms of this Rights Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Rights Agreement, in each case by the end of the ninety (90) calendar day period following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act (the “Board Evaluation Period”), and if the Company receives, not earlier than seventy (70) calendar days nor later than ninety (90) calendar days following the commencement of such Qualifying Offer, a written notice complying with the terms of this Section 23(b) (the “Special Meeting Notice”), properly executed by the holders of record (or their duly authorized proxy) of 10% or more of the Common Stock then outstanding, directing the Board of Directors to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Rights Agreement (the “Qualifying Offer Resolution”), then the Board of Directors shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be submitted to a vote of stockholders within sixty (60) calendar days following the last day of the Board Evaluation Period (the “Special Meeting Period”), by including a proposal relating to adoption of the Qualifying Offer Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company, at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution, enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement. For purposes of a Special Meeting Notice, the record date for determining eligible holders of record of the Common Stock shall be the seventieth (70th) calendar day following the commencement of a Qualifying Offer. Any Special Meeting Notice must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth, as to the stockholders of record executing such Special Meeting Notice, (i) the name and address of such stockholders, as they appear on the Company’s books and records, (ii) the number of shares of Common Stock that are owned of record by each of such holders and (iii) in the case of Common Stock owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such Beneficial Owner. Subject to the requirements of applicable law, the Board of Directors may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its fiduciary duties. In the event that (A) no Person has become an Acquiring Person prior to the Exemption Date (as defined below), (B) the Qualifying Offer continues to be a Qualifying Offer prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) and (C) either (1) the Special Meeting is not held on or prior to the end of the Special Meeting Period or (2) at the Special Meeting at which a quorum is present, the holders of a majority of the Common Stock outstanding as of the record date for the Special Meeting selected by the Board of Directors (excluding Common Stock beneficially owned by the Person making the Qualifying Offer and such Affiliates and Associates of such Person), shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be, so long as it is a Qualifying Offer, exempt from the provisions of this Rights Agreement, such exemption to be effective (the “Exemption Date”) (x) as of the Close of Business on the Outside Meeting Date if a Special Meeting is not held on or prior to such date or (y) if a Special Meeting is held on or prior to the Outside Meeting Date, as of the date on which the results of the vote adopting the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting. Notwithstanding anything herein to the contrary, no action or vote by stockholders not in compliance with the provisions of this Section 23(b) shall serve to exempt any offer from the terms of this Rights Agreement. Immediately upon the Close of Business on the Exemption Date, and without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate and, notwithstanding anything in this Rights Agreement to the contrary, the consummation of the Qualifying Offer shall not cause the Person making the Qualifying Offer (or Affiliates and Associates of such Person) to become an Acquiring Person; and the Rights shall immediately expire and have no further force and effect upon consummation of such Qualifying Offer.

(c)            Immediately upon the effectiveness of the Action of the Board of Directors electing to redeem the Rights, evidence of which shall be promptly filed with the Rights Agent, or, when appropriate, immediately upon the time or satisfaction of such conditions as the Board of Directors may have established, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public disclosure of any such redemption (with prompt written notice to the Rights Agent); provided, however, that the failure to give, or any defect in, any such disclosure shall not affect the legality or validity of such redemption. Within ten (10) calendar days after the Action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Amounts payable shall be rounded down to the nearest one cent.

(d)            Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof and other than in connection with the purchase of Common Stock prior to the Distribution Date.

Section 24.          Exchange.

(a)            By Action of the Board of Directors, the Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect adjustments in the number of Rights pursuant to Section 11 hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or any such Subsidiary, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any such Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement or any Excepted Person) becomes the Beneficial Owner of fifty percent (50%) or more of the Common Stock then outstanding.

(b)            Immediately upon the effectiveness of the Action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company promptly shall give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. The Company promptly shall mail or cause to be mailed a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)            In any exchange pursuant to this Section 24, the Company, at its option, may substitute Series B Preferred Stock (or equivalent preferred stock, as such term is defined in Section 11(d) hereof) for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Series B Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Series B Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

(d)            In the event that there shall not be sufficient shares of Common Stock or Series B Preferred Stock (or equivalent preferred stock) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall either (i) take all such action as may be necessary to authorize additional shares of Common Stock or Series B Preferred Stock (or equivalent preferred stock) for issuance upon exchange of the Rights (provided that if such authorization is not obtained the Company will take the action specified in clause (ii) of this sentence), or (ii) take such action as shall be necessary to ensure and provide, as and when and to the maximum extent permitted by applicable law and without exposing directors to personal liability in connection therewith (as determined by the Board of Directors in its sole discretion) and any agreements or instruments in effect on the Stock Acquisition Date (and remaining in effect) to which it is a party, that each Right shall thereafter constitute the right to receive debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the current market price of a share of Common Stock (as determined pursuant to Section 11(f) hereof) on the date of the Section 11(b) Event multiplied by the Exchange Ratio in effect on the date of the Section 11(b) Event, where the fair value of such debt or equity securities or other assets (or a combination thereof) shall be as determined in good faith by the Board of Directors after consultation with a nationally recognized investment banking firm.

(e)            The Company shall not be required to issue fractions of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the current market price of a share of Common Stock (as determined pursuant to Section 11(f) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(f)             Upon or prior to effecting an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Board of Directors of the Company may direct the Company to enter into a trust agreement in such form and with such terms as the Board of Directors of the Company shall approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or part (as determined by the Board of Directors in its sole discretion) of the Common Stock, fractional Series B Preferred Stock or other securities, if any, subject to exchange in accordance with this Section 24(f) to (x) all holders of outstanding and exercisable Rights subject to exchange in accordance with Section 24(a), which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof, or (y) some portion of such holders (which may consist of holders who have not taken proper steps to certify or otherwise demonstrate to the satisfaction of the Company that the Rights held by them have not become void pursuant to the provisions of Section 7(e) hereof), and all Persons entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive such shares or other securities only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners and their Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company or the Rights Agent shall reasonably request in order to determine if such Rights are void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be void pursuant to Section 7(e) and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board of Directors in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

(g)            In the event the Board of Directors determines, before the Distribution Date, to effect an exchange, such Board of Directors may delay the occurrence of the Distribution Date to such time as such the Board of Directors deems advisable; provided, that the Distribution Date must occur no later than twenty (20) calendar days after the Stock Acquisition Date.

Section 25.          Notice of Proposed Actions.

(a)            In case the Company shall propose at any time after the Distribution Date (i) to pay any dividend payable in stock of any class to the holders of the Series B Preferred Stock or to make any other distribution to the holders of the Series B Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of the Series B Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Series B Preferred Stock or shares of stock of any other class or any other securities, rights or options, (iii) to effect any reclassification of the Series B Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Series B Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sales or other transfer), in one or more transactions, of fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent and each holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Series B Preferred Stock, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clauses (i) or (ii) above at least ten (10) calendar days prior to the record date for determining holders of the Series B Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Series B Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b)            In case a Section 11(b) Event shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate and the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(b) hereof.

Section 26.          Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Innovative Solutions and Support, Inc.
720 Pennsylvania Drive

Exton, PA 19341
Attention: Chief Financial Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Broadridge Corporate Issuer Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

Attn: Corporate Actions Department

With a copy to:

Broadridge Financial Solutions, Inc.

2 Gateway Center, Newark, New Jersey 07102

legalnotices@broadridge.com

Attention: General Counsel.

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.          Supplements and Amendments.

(a)            Subject to Section 27(c), the Company may from time to time, by Action of the Board of Directors in its sole and absolute discretion, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates in any manner which the Company may deem necessary or desirable, including, without limitation, in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (including without limitation to extend the Final Expiration Date), (iv) to increase or decrease the Purchase Price, or (v) to make any other change.

(b)            Subject to Section 27(c), and notwithstanding anything set forth in Section 27(a), from and after such time as any Person becomes an Acquiring Person, the Company may supplement or amend this Rights Agreement to make any changes which the Company may deem necessary or desirable (i) that shall not materially adversely affect the interests of the holders of Rights (other than an Acquiring Person, an Affiliate or Associate of an Acquiring Person, or any Person whose Rights have become null and void pursuant to Section 7(e)); or (ii)(A) in order to cure any ambiguity; (B) to correct or supplement any provision contained herein that may be inconsistent with any other provisions herein or otherwise defective, including, without limitation, any change in order to satisfy any applicable law, rule or regulation, including, without limitation, any Trading Regulation on any applicable exchange so as to allow trading of the Company’s securities thereon; or (C) to shorten or lengthen any time period herein; provided, however, that this Rights Agreement may not be supplemented or amended to lengthen pursuant to clause (ii)(C) of this subsection, (x) the time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (y) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the Rights; provided that no amendment to this Rights Agreement may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with this subsection; provided, further, that the Company shall have the right to make unilaterally any changes necessary to facilitate the appointment of a successor Rights Agent, which such changes shall be set forth in a writing by the Company or by the Company and such successor Rights Agent.

(c)            Any such supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, that notwithstanding anything to the contrary contained herein, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Agreement; provided, further, that such supplement or amendment does not adversely affect the rights and privileges of the Company and/or the holders of the Rights under this Rights Agreement.

Section 28.          Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.          Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

Section 30.          Determinations and Actions by the Board of Directors. The Board of Directors shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend this Rights Agreement). All such actions, interpretations, calculations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) done or made by the Board of Directors shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent shall be entitled to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 31.          Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if any such excluded term, provision, covenant or restriction shall materially affect the rights, immunities, liabilities, duties, responsibilities or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately. It is the intent of the parties hereto to enforce the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement to the maximum extent permitted by law.

Section 32.          Governing Law; Forum Selection; Waiver of Jury Trial. This Rights Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth, except that the rights, duties and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be made and performed entirely within such State. To the fullest extent permitted by law, any claim relating to or brought pursuant to this Rights Agreement by any Person (including any record or Beneficial Owner of Common Stock or Preferred Stock, any registered or Beneficial Owner of a Right, any Acquiring Person or the Rights Agent) shall be brought solely and exclusively in the Courts of the Commonwealth of Pennsylvania (or, if such courts do not have jurisdiction, the United States District Court for the Eastern District of Pennsylvania). Notwithstanding the foregoing, to the fullest extent permitted by law, any claim relating to or brought pursuant to this Rights Agreement against the Rights Agent by any Person (including any record or Beneficial Owner of Common Stock or Preferred Stock, any registered or Beneficial Owner of a Right, any Acquiring Person or the Rights Agent) shall be brought solely and exclusively in the Courts of the State of New York (or, if such courts do not have jurisdiction, the United States District Court for the Southern District of New York). EACH OF THE PARTIES HERETO ALSO IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS RIGHTS AGREEMENT.

Section 33.          Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Rights Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 34.          Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Unless otherwise indicated to the contrary herein by the context or use thereof, (i) whenever the words “include,” “includes” or “including” are used in this Rights Agreement, they shall be deemed to be followed by the words “without limitation,” (ii) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Rights Agreement as a whole and not to any particular Article, Section or paragraph of this Rights Agreement, (iii) masculine gender shall also include the feminine and neutral genders, and vice versa, (iv) words importing the singular shall also include the plural, and vice versa, (v) all references to currency, monetary values, “$” and dollars set forth herein shall mean United States dollars, (vi) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (vii) references to statutes shall include all rules and regulations promulgated thereunder, and (viii) references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing such statutes or regulations.

Section 35.          Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, as of the day and year first above written.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

By:	/s/ Michael Linacre
Name: Michael Linacre
Title: Chief Financial Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:	/s/ John P. Dunn
Name: John P. Dunn
Title: SVP

[Signature Page to Rights Agreement]

EXHIBIT A

STATEMENT OF TERMS

OF

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Section 1.            Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting the Series B Preferred Stock shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

Section 2.            Dividends and Distributions

(A)          Subject to the rights of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of shares of common stock, par value $0.001 per share of the Corporation (the “Common Stock”) and of any other stock of the Corporation ranking junior to the Series B Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Dividend Payment Date.

(C)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

Section 3.            Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

(A)          Each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters upon which the holders of the Common Stock of the Corporation are entitled to vote. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          Except as otherwise provided herein, in the Articles of Incorporation or by law, the holders of shares of Series B Preferred Stock, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)          Except as otherwise set forth herein or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.            Certain Restrictions.

(A)          Whenever dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)          declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

(ii)         declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)        except as permitted in Section 4(A)(iv) below, redeem or purchase or otherwise acquire for consideration any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

(iv)       purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors in its sole discretion) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)          The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.            Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

Section 6.            Liquidation, Dissolution or Winding Up.

(A)         Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation ranking prior and superior to the Series B Preferred Stock with respect to liquidation, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up), to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the “Adjustment Number”). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Preferred Stock and Common Stock, respectively, holders of Series B Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate shares of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series B Preferred Stock and Common Stock, on a per share basis, respectively.

(B)           In the event there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Preferred Stock, then such remaining assets available for such distribution shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)           In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.            Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.            Redemption. The shares of Series B Preferred Stock shall not be redeemable.

Section 9.            Rank. The Series B Preferred Stock shall rank junior to all other series of the Corporation’s preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.          Fractional Shares. Series B Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

EXHIBIT B

[Form of Right Certificate]

Certificate No. R- ____	___ Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE. AT THE OPTION OF THE COMPANY, THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT OR EXCHANGE FOR COMMON STOCK, UNDER THE CIRCUMSTANCES AND ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]

Right Certificate

INNOVATIVE SOLUTIONS AND SUPPORT, Inc.

This certifies that ___________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 12, 2022, as the same may be amended from time to time (the “Rights Agreement”), between Innovative Solutions and Support, Inc., a Pennsylvania corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on the Expiration Date, as that term is defined in the Rights Agreement, at the office or offices designated for such purpose of the Rights Agent, or its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series B Junior Participating Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), of the Company, at a purchase price of $41.57 per one one-thousandth of a share of Series B Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Series B Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [_______], 202__, based on the Series B Preferred Stock as constituted at such date.

As provided in the Rights Agreement, the Purchase Price, the number of one one-thousandths of a share of Series B Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events as provided in the Rights Agreement. In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities of the Company other than Preferred Stock or assets of the Company, all as provided in the Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the stockholder services office (or such office designated for such purpose) of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series B Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof along with a signature guarantee and such other and further documentation as the Company or the Rights Agent may reasonably request another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right on or prior to the Stock Acquisition Date (as defined in the Rights Agreement). In addition, subject to the provisions of the Rights Agreement, each Right evidenced by this Right Certificate may be exchanged by the Company at its option for one share of Common Stock or one one-thousandth of a share of Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement, following the Stock Acquisition Date and prior to the time an Acquiring Person, as such term is defined in the Rights Agreement, becomes the Beneficial Owner (as defined in the Rights Agreement) of 50% or more of the Common Stock of the Company then outstanding.

No fractional shares of Series B Preferred Stock or Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions of Series B Preferred Stock which are integral multiples of one one-thousandth of a share of Series B Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series B Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

Dated as of _____________ __, ____.

ATTEST:	INNOVATIVE SOLUTIONS AND SUPPORT, Inc.

By:	By:

Countersigned:

Broadridge Corporate Issuer Solutions, Inc.,

as Rights Agent

By:
Authorized Signatory

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights evidenced by this Right Certificate)

FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________, ____

Signature

(Signature must conform in all respects to the name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” a defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, which is a member of a recognized Medallion Signature Guarantee Program.

CERTIFICATE

(To be completed if true)

The undersigned hereby represents, for the benefit of the Company and all holders of Rights and shares of Common Stock that the Rights evidenced by this Right Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as each such term is defined in the Rights Agreement).

Dated:

Signature

(Signature must confirm in all respects to name of holder as specified on the face of this Right Certificate)

NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as each such term is defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Right Certificate to be null and void and not transferable or exercisable.

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Rights Certificate)

To the Rights Agent:

The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the shares of Series B Junior Participating Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Series B Junior Participating Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number:

(Please print name and address)

Dated: ________________, ___

Signature
(Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” a defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, which is a member of a recognized Medallion Signature Guarantee Program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated:

Signature

Form of Reverse Side of Right Certificate — continued

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

EXHIBIT C

SUMMARY OF RIGHTS TO PURCHASE

Shares of Series B Junior Participating Preferred Stock

On September 11, 2022 the Board of Directors of Innovative Solutions and Support, Inc., a Pennsylvania corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The dividend is payable on September 27, 2022 to the stockholders of record as of the close of business on September 27, 2022 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company at a price of $41.57 per one one-thousandth of a share of Series B Preferred Stock (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 12, 2022 (as the same may be amended from time to time, the “Rights Agreement”), between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) the close of business on the tenth business day following the date of public announcement or the date on which the Company first has notice or determines that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) has acquired Beneficial Ownership (as defined below) of 15% or more of the Common Stock (an “Acquiring Person”) (or, in the event an exchange is effected in accordance with Section 24 of the Rights Agreement and the Board determines that a later date is advisable, then such later date that is not more than twenty (20) calendar days after such public announcement) (the “Stock Acquisition Date”) or (ii) the close of business on the tenth business day (or such later date as may be determined by Action of the Board of Directors but not later than the tenth business day after such time as any such person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer by a person or group (other than the Company, any subsidiary of the Company or an employee benefit plan of the Company) which, upon consummation, would result in such person or group being an Acquiring Person (the earlier of the dates in clause (i) or (ii) above being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates; provided that, for purposes of this paragraph, the applicable Beneficial Ownership threshold may differ in circumstances where a prospective Acquiring Person has filed a statement on Schedule 13G or Schedule 13D with the U.S. Securities and Exchange Commission.

A Person shall not be deemed to be an “Acquiring Person” if such Person, on the date of the first public announcement of the adoption of the Rights Agreement, is a Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding, (an “Excepted Person”); provided, however, that if an Except Person becomes the Beneficial Owner of additional shares of Common Stock (not including any stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally, in each case not caused, directly or indirectly, by such Person) at any time such that the Excepted Person is or thereby becomes the Beneficial Owner of 15% or more of the Common Stock then outstanding, then such Excepted Person shall be deemed an Acquiring Person; provided, further, that upon the first decrease of an Excepted Person’s Beneficial Ownership below 15%, such Excepted Person shall no longer be considered an Excepted Person. “Beneficial Ownership” shall include any securities such Person or any of such Person’s Affiliates or Associates (i) beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) has the right to acquire, pursuant to any plan, agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding (written or oral), (iii) except under limited circumstances, which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting or disposing of any securities of the Company, or with which such Person is acting in concert, and (iv) which are the subject of, or the reference securities for, or that underlie, any derivative securities (as defined under Rule 16a-1 under the Exchange Act) of such Person or any of such Person’s Affiliates or Associates with the number of shares of Common Stock deemed beneficially owned being (1) the number of shares of Common Stock that are synthetically owned as a result of the derivative interest, and (2) the notional or other number of shares of Common Stock specified in the documentation evidencing the derivative interest as being subject to be acquired upon the exercise or settlement of the derivative interest or as the basis upon which the value or settlement amount of such derivative interest is to be calculated in whole or in part or, if no such number of shares of Common Stock is specified in such documentation, as determined by the Board of Directors in its sole discretion to be the number of shares of Common Stock to which the derivative interest relates.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Company’s Common Stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and such separate certificates alone will then evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on September 12, 2023 (the “Final Expiration Date”), unless (i) the Final Expiration Date is extended or (ii) the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the case of specified events, including (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock or fractions thereof purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will have a preferential dividend in an amount equal to the greater of $1 or 1,000 times any dividend declared on each share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment of $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions, whether or not declared. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock’s dividend and liquidation rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

If any person, group of affiliated or associated person or person (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company) becomes an Acquiring Person, each Right, except those held by such persons (which thereafter will be void), would entitle the holders thereof to a number of shares of Common Stock as shall equal the result obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current per share market price of Common Stock.

If any person or group (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company, which will be void) acquires more than 15% but less than 50% of the outstanding shares of Common Stock without prior written consent of the Board of Directors, each Right, except those held by such persons, may be exchanged by the Board of Directors for one share of Common Stock.

If, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction where the Company is not the surviving corporation or where Common Stock is exchanged or 50% or more of the Company’s assets or earnings power is sold in one or several transactions, each Right would entitle the holders thereof (except for the Acquiring Person) upon exercise to receive such number of shares of the acquiring company’s common stock as shall be equal to the result obtained by multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination transaction.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandths of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

A “Qualifying Offer” (as defined in the Rights Agreement) is eligible for exemption from the operation of the Rights Agreement under certain conditions. In general, a Qualifying Offer is a fully financed all-cash tender offer for any and all outstanding shares of the Common Stock that includes a commitment by the offeror to promptly consummate any second step transaction needed to acquire all remaining Company shares for the same consideration and that meets other requirements specified in the Rights Agreement. In the event the Company receives such a Qualifying Offer and, within ninety (90) calendar days of the commencement of such Qualifying Offer (the “Board Evaluation Period”), the Board has not redeemed the outstanding rights under the Rights Agreement, exempted the Qualifying Offer from the terms of the Rights Agreement or called a special meeting of stockholders to vote on whether to exempt the Qualifying Offer from the terms of the Rights Agreement, holders of at least 10% of the Company’s Common Stock (excluding shares beneficially owned by the offeror and its affiliates and associates) may request that the Board call a special meeting for this purpose. If the special meeting is not convened by the 60th calendar day following the last day of the Board Evaluation Period or the special meeting is convened and a majority of shares of the Company’s Common Stock outstanding as of the record date for the special meeting (excluding shares beneficially owned by the offeror and its affiliates and associates) are voted in favor of exempting the Qualifying Offer, the Qualifying Offer will be deemed exempt from the Rights Agreement.

The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights in any manner which it may deem necessary or desirable; provided, however, that after such time as any person becomes an Acquiring Person, the Company may supplement or amend the Rights Agreement to make such changes (i) that shall not materially adversely affect the interests of the holders of the Rights or (ii) (a) in order to cure any ambiguity, (b) to correct or supplement any provision contained in the agreement that may be inconsistent with any other provisions or otherwise defective, or (c) subject to certain exceptions, to shorten or lengthen any time period therein.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the U.S. Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September 12, 2022. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

C-5